FOR RELEASE JULY 31, 2008

Contact:	Lawrence Pemble Judy Zakreski Chindex International, Inc. (301) 215-7777

CHINDEX INTERNATIONAL TO REPORT FISCAL 2009 FIRST QUARTER FINANCIAL RESULTS

BETHESDA, Maryland, July 31, 2008 — Chindex International, Inc. (NASDAQ: CHDX), a leading independent American provider of Western healthcare products and services in the People’s Republic of China, today announced that it intends to release its fiscal 2009 first quarter financial results on Thursday, August 14, 2008, before the market opens. Management will host a conference call at 8:00 am ET that day to discuss financial results.

To participate in the conference call, international callers dial 201-689-8565 and domestic callers dial 877-407-0778 approximately 10 minutes before the conference call is scheduled to begin.

The telephone replay will be available on the day of the call at (international) 201-612-7415 and (domestic)
877-660-6853, replay passcodes (both are required for playback) account # 286; passcode 292563; and continue to be available through August 25, 2008.

This call is also being webcast by http://www.investorcalendar.com/IC/CEPage.asp?ID=132391 and will be accessible at Chindex’s website http://ir.chindex.com/events.cfm. The event will be archived and available for replay through November 12, 2008.

Chindex is in the process of finalizing its financial statements for the fiscal 2009 first quarter and will file a Form 12b-25 to extend the due date of its Form 10-Q, which will be filed on or before August 19, 2008.

About Chindex International, Inc.

Chindex is an American healthcare company that provides healthcare services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. It provides healthcare services through the operations of its United Family Hospitals and Clinics, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company’s hospital network currently operates in the Beijing and Shanghai metropolitan areas. The Company sells medical products manufactured by various major multinational companies, including Siemens AG and Intuitive Surgical, which are the Company’s exclusive distribution partners for the sale and servicing of color doppler ultrasound systems and surgical robotic systems respectively. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-five years of experience, approximately 1,200 employees, and operations in China, Hong Kong, the United States and Germany, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s websites, www.chindex.com and www.unitedfamilyhospitals.com.

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in our annual report on Form 10-K for the year ended March 31, 2007, updates and additions to those “Risk Factors” in our interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential”, or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.